As filed with the Securities and Exchange Commission on January 19, 2016

Registration No. 333-09273	Registration No. 333-36530	Registration No. 333-158841
Registration No. 333-09275	Registration No. 333-85462	Registration No. 333-169571
Registration No. 333-58157	Registration No. 333-90140	Registration No. 333-195560
Registration No. 333-67347	Registration No. 333-117120
Registration No. 333-73073	Registration No. 333-135011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-09273

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-09275

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-58157

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67347

POST-EFFECTIVE AMENDMENT NO. 1 TO POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO FORM S-4

REGISTRATION STATEMENT NO. 333-73073

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-36530

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-85462

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-90140

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117120

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135011

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158841

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-169571

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195560

UNDER

THE SECURITIES ACT OF 1933

The Chubb Corporation

(Exact Name of Registrant as Specified in its Charter)

New Jersey	13-2595722
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

c/o ACE INA Holdings Inc.

436 Walnut Street

Philadelphia, Pennsylvania 19106

(Address of Principal Executive Offices) (Zip Code)

The Chubb Corporation Long-Term Stock Incentive Plan (1996)

The Chubb Corporation Stock Option Plan for Non-Employee Directors (1996)

The Chubb Corporation Deferred Compensation Plan for Directors

The Chubb Corporation Executive Deferred Compensation Plan

The Chubb Corporation Option Adjustment Program

The Chubb Corporation Long-Term Stock Incentive Plan (2000)

The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001)

The Chubb Corporation Global Employee Stock Purchase Plan (2001)

The Chubb Corporation Long-Term Stock Incentive Plan (2004)

The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004)

Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates

The Chubb Corporation Long-Term Incentive Plan (2009)

Capital Accumulation Plan of The Chubb Corporation

The Chubb Corporation Long-Term Incentive Plan (2014)

(Full title of the plans)

ACE Group Holdings, Inc.

1133 Avenue of the Americas

New York, New York 10036

Attn: Deputy General Counsel – Corporate Affairs

(212) 827-4400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF COMMON SHARES

The Chubb Corporation (the “Registrant”) is filing these Post-Effective Amendments to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to terminate all offerings under such Registration Statements and deregister any and all securities that remain unsold pursuant to the Registration Statements:

1.	Registration Statement No. 333-09273, filed with the Securities and Exchange Commission (the “SEC”) on July 31, 1996, registering the offer and sale of the Registrant’s common stock, par value $1.00 per share (“Registrant Common Stock”), issuable pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (1996);

2.	Registration Statement No. 333-09275, filed with the SEC on July 31, 1996, registering the offer and sale of Registrant Common Stock, issuable pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (1996);

3.	Registration Statement No. 333-58157, filed with the SEC on June 30, 1998, registering the offer and sale of Registrant Common Stock, issuable pursuant to The Chubb Corporation Deferred Compensation Plan for Directors;

4.	Registration Statement No. 333-67347, filed with the SEC on November 16, 1998, registering the offer and sale of deferred compensation obligations, issuable pursuant to The Chubb Corporation Executive Deferred Compensation Plan;

5.	Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4, No. 333-73073, filed with the SEC on July 19, 1999, registering the offer and sale of Registrant Common Stock, issuable pursuant to The Chubb Corporation Option Adjustment Program;

6.	Registration Statement No. 333-36530, filed with the SEC on May 8, 2000, registering the offer and sale of Registrant Common Stock, issuable pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (2000);

7.	Registration Statement No. 333-85462, filed with the SEC on April 3, 2002, registering the offer and sale of Registrant Common Stock, issuable pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001);

8.	Registration Statement No. 333-90140, filed with the SEC on June 10, 2002, registering the offer and sale of Registrant Common Stock, issuable pursuant to The Chubb Corporation Global Employee Stock Purchase Plan (2001);

9.	Registration Statement No. 333-117120, filed with the SEC on July 2, 2004, registering the offer and sale of Registrant Common Stock, issuable pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (2004) and The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004);

10.	Registration Statement No. 333-135011, filed with the SEC on June 14, 2006, registering the offer and sale of Registrant Common Stock, issuable pursuant to the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates;

11.	Registration Statement No. 333-158841, filed with the SEC on April 28, 2009, registering the offer and sale of Registrant Common Stock, issuable pursuant to The Chubb Corporation Long-Term Incentive Plan (2009);

12.	Registration Statement No. 333-169571, filed with the SEC on September 24, 2010, registering the offer and sale of Registrant Common Stock, issuable pursuant to the Capital Accumulation Plan of The Chubb Corporation; and

13.	Registration Statement No. 333-195560, filed with the SEC on April 29, 2014, registering the offer and sale of Registrant Common Stock, issuable pursuant to The Chubb Corporation Long-Term Incentive Plan (2014).

On January 14, 2016, pursuant to the Agreement and Plan of Merger, dated as of June 30, 2015, by and among the Registrant, Chubb Limited (formerly ACE Limited) (“ACE”) and William Investment Holdings Corporation (“Merger Sub”), a wholly owned subsidiary of ACE, Merger Sub was merged with and into the Registrant, with the Registrant continuing as the surviving company and as a wholly owned subsidiary of ACE (the “Merger”). After completion of the Merger, effective as of January 15, 2016, Chubb merged with and into ACE INA Holdings Inc., a Delaware corporation and wholly owned subsidiary of ACE (“ACE INA”), with ACE INA surviving as a wholly owned subsidiary of ACE. In connection with the Merger, the Registrant is terminating all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements, the Registrant hereby removes from registration all securities under the Registration Statements that remain unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Pennsylvania on January 19, 2016.

The Chubb Corporation
By ACE INA Holdings Inc., as successor to The Chubb Corporation

By:	/s/ Kenneth Koreyva
Name:	Kenneth Koreyva
Title:	Chief Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.